Exhibit 21.1

List of Subsidiaries of Apollo Infrastructure Company LLC (as of December 31, 2025)

Name of Subsidiary	Jurisdiction of Incorporation or Organization
AIC Holdings 1-Y, L.P.	Delaware
AIC Holdings 1-Z, L.P.	Delaware
AIC Holdings 1-Z(V), L.P.	Delaware
AIC Holdings 2-Y, L.P.	Delaware
AIC Holdings 2-Y(B), L.P.	Delaware
AIC Holdings 2-Z, L.P.	Delaware
AIC Holdings 3-Z, L.P.	Delaware
AIC Ironman Holdings - Y, L.P.	Delaware
AIC Ironman Holdings - Z, L.P.	Delaware
AIC REIT Holdings, LLC	Delaware
AIC REIT Equity Holdings, LLC	Delaware
AIC REIT TRS, LLC	Delaware
AIC REIT Equity TRS, LLC	Delaware
AIC Intermediate Holdings (DC), LLC	Delaware
AIC Intermediate Holdings (FC), LLC	Cayman
AIC Intermediate Holdings (DC) (B), LLC	Delaware
AIC Intermediate Holdings (FC) (B), LLC	Cayman
AIC Transitions Holdings, LLC	Delaware
AIC 2-Y Subsidiary, LLC	Delaware
AIC 2-Y(B) Subsidiary, LLC	Delaware
AIC 2-Z Subsidiary, LLC	Delaware
AIC 3-Z Subsidiary, LLC	Delaware
AIC Ironman Subsidiary - Y, LLC	Delaware
AIC Ironman Subsidiary - Z, LLC	Delaware
AIC Crimson Sky Holdings, LLC	Delaware
AIC Phoebe Holdings, LLC	Delaware